Exhibit 99.1    EVB names new Chief Executive Officer.

Eastern Virginia Bankshares

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NEWS RELEASE
EASTERN VIRGINIA BANKSHARES, INC.

Eastern Virginia Bankshares	Contact: Joe A. Shearin
217 Duke Street	President and CEO
Tappahannock, VA 22560	Voice: 804/443-4333
Fax: 804/445-8824
August 20, 2002
For Immediate Release

Eastern Virginia Bankshares Names New CEO

Tappahannock, VA - W. Rand Cook, Chairman of Eastern Virginia Bankshares (EVB), announced today that the Board of Directors has accepted the resignation of Thomas E. (Ned) Stephenson, former President and Chief Executive Officer, effective August 19, 2002. Stephenson has also resigned from the Board of Directors.

The Board has appointed Joe A. Shearin as the interim President and Chief Executive Officer of Eastern Virginia Bankshares. Currently, Shearin is serving as Southside Bank’s President and Chief Executive Officer. Shearin will continue serving in this capacity and assume the additional holding company responsibilities effective immediately.

Eastern Virginia Bankshares is a multi-bank holding company headquartered in Tappahannock, Virginia. EVB operates three banking subsidiaries in Virginia: Southside Bank which operates eight offices in Essex, Caroline, King William, Middlesex, and Gloucester Counties; Bank of Northumberland which operates four offices in Northumberland and Lancaster Counties; and Hanover Bank which operates four offices in Hanover County.

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